                                                                   EXHIBIT 10.19


                        AMENDMENT TO AGREEMENT AND LEASE
                               (Jackman Building)


     THIS AMENDMENT to AGREEMENT AND LEASE is entered into as of the 1st day of March, 1980 between STABILE & ASSOCIATES, a Pennsylvania limited partnership, (the "Landlord") and EDUCATION MANAGEMENT CORPORATION, a Pennsylvania corporation, (the "Tenant").

                               W I T N E S S T H:

     WHEREAS, the Landlord and the Tenant entered into an Agreement and Lease, dated as of September 1, 1978, (the "Lease") in which Landlord leased to Tenant the building known as the Jackman Building (the "Building") located at 526 Penn Avenue in the City of Pittsburgh, Allegheny County, Pennsylvania, except for a portion of the first floor of the Building and associated space in the basement of the Building, such areas having been commonly referred to by the parties as the "restaurant space;" and

     WHEREAS, the Landlord now desires to Lease the remainder of the space in the Building to Tenant, and the Tenant desires to hire and take such additional space as Tenant from Landlord.

     NOW, THEREFORE, in consideration of the mutual benefits hereinafter provided, and each intending to be legally bound hereby, the Landlord and the Tenant hereby agree to supplement, amend and change the Lease as follows:

     1. The Landlord does hereby lease and grant to Tenant, and the Tenant does hereby hire and take as Tenant from Landlord, those portions of the first floor and basement of the Building not previously leased to Tenant pursuant to the terms of the Lease (the "Additional Premises"), subject to the terms and conditions of the Lease, as supplemented, amended and changed by this Amendment to the Lease (the "Amendment"), so that, as of the date of this Amendment, the entire Building is leased to Tenant. Hereafter, the term "Premises," when used in the Lease, shall be deemed to refer to the entire Building including the Additional Premises. Tenant agrees to continue to make the following spaces in the Building available to Landlord and to Landlord's agents and employees in connection with the performance of maintenance activities and operation of the elevators by Landlord: (a) the office and restroom spaces in the basement presently occupied by Landlord, and (b) the lounge area on the sixth floor presently occupied by Landlord (or such equivalent space elsewhere in the building as the Tenant may hereafter designate).

     2. Subparagraph 6(b) of the Lease is hereby amended so that, as amended, Subparagraph 6(b) reads as follows:

         (b)  Base Rental Payments.

     The Base Rental Payment payable by the Tenant during the initial term of this Lease will be:

                                                               Monthly Base
            Dates                                             Rental Payment
            -----                                             --------------
September 1, 1978 to April 30, 1979                             $34,903.53
May 1, 1979 to February 29, 1980                                $32,503.53
March 1, 1980 to April 30, 1980                                 $33,753.53
May 1, 1980 to May 31, 1980                                     $34,586.86
June 1, 1980 to August 31, 1980                                 $34,577.87
September 1, 1980 to April 30, 1981                             $35,869.54
May 1, 1981 to August 31, 1985                                  $36,636.21
September 1, 1985 to August 31, 1990                            $36,886.21

     If the Tenant exercises its renewal options under Paragraph 5 of this Lease, the Tenant's Base Rental Payments during the renewal periods will be:

                                                               Monthly Base
            Dates                                             Rental Payment
            -----                                             --------------
September 1, 1990 to August 31, 1995                            $47,241.67
September 1, 1995 to August 31, 2000                            $56,350.00

     All of the Monthly Base Rental Payments set forth above are the Monthly Base Rental Payments for the entire Building including the Additional Premises.

     3. Clauses (i) and (ii) of Subparagraph 6(c) are hereby amended so that, as amended, they read as follows:

         (i) 100% of increases or decreases (if any) in real estate taxes on the Jackman Building paid by the Landlord to the City of Pittsburgh, the Pittsburgh School District and Allegheny County during the preceding calendar year as compared to $28,718.00.

         (ii) 100% of increases or decreases (if any) in the portion of the all risks insurance cost incurred by Landlord during the preceding calendar year in connection with Jackman Building as compared to such cost as incurred by Landlord for calendar year 1977 (Landlord and Tenant agree that said cost totaled $6,572.00 for calendar year 1977);

     4.  A new subparagraph, Subparagraph 6(d), is hereby added as follows:

         6(d)  Special Rental Payments.

         In addition to the Base Rental Payments set forth in Subparagraph 6(b) and the Escalation Rental Payments set forth in Subparagraph 6(c), beginning with the rental payment due for the month of September 1980 and continuing thereafter through the rental payment due for the month of August 1990, the Tenant will pay Special Rental Payments to the Landlord. The Special Rental Payments will be calculated by using the following formula:

                          A x (R+2)
                          ---------
                           100x12

         Where: A = The Amount for the appropriate month as shown on Schedule 1 to this Amendment; and R = The "Prime Rate" (expressed as an annual percentage). As used herein, the term "Prime Rate" shall mean the highest rate of interest which is announced and charged by Mellon Bank N.A. during the preceding calendar month to corporate borrowers in the United States of the highest credit standing for 90-day unsecured loans.

     5. The Landlord agrees that, prior to August 31, 1980, it will make, at its own expense, the alterations, additions and improvements listed in Schedule 2 to this Amendment in the Additional Premises area, in accordance with plans and specifications prepared by Klaus Associates (which plans and specifications have been approved by Landlord) and pay for the work promptly upon the presentation of the contractor's invoices accompanied by certifications by the architect and the Tenant (or other evidence reasonably acceptable to the Landlord) that such items have been incorporated in the Premises.

     6. The Tenant intends to make the alterations, additions and improvements listed in Schedule 3 to this Amendment in the Additional Premises area and on the Second Floor. Such alterations, additions and improvements will be made in accordance with plans and specifications prepared by Klaus Associates (which plans and specifications have been approved by Landlord), will be paid for by the Tenant and are hereby deemed to be Tenant improvements. (The alterations, additions and improvements listed in Schedules 2 and 3 are as shown on a set of six (6) drawings which are listed in Schedule 4 to this Amendment, copies of said drawings having been signed by the parties hereto in connection with the execution of this Amendment.)

     7. Except as supplemented, amended and changed by this Amendment, all the terms, conditions and covenants contained in the Lease shall remain in full force and effect and shall apply to the entire Jackman Building including the Additional Premises.

     8.  This Amendment has four (4) Schedules as follows:

                Schedule 1 - 1 page
                Schedule 2 - 2 pages
                Schedule 3 - 1 page
                Schedule 4 - 1 page

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement and Lease as of the date and year first above written.


WITNESS:                          LANDLORD:
                                  STABILE & ASSOCIATES

                                  By
------------------------------       -----------------------------


                                  TENANT:
ATTEST:                           EDUCATION MANAGEMENT CORPORATION


                                  By
------------------------------       -----------------------------

                 SCHEDULE 1 OF AMENDMENT TO AGREEMENT AND LEASE
       BETWEEN STABILE & ASSOCIATES AND EDUCATION MANAGEMENT CORPORATION
                              DATED MARCH 1, 1980


Mo     Amount                  Mo     Amount                   Mo     Amount
--     ------                  --     ------                   --     ------
 1 - 79,666.67                 41 - 52,999.87                  81 - 26,333.07
 2 - 79,000.00                 42 - 52,333.20                  82 - 25,666.40
 3 - 78,333.33                 43 - 51,666.53                  83 - 24,999.73
 4 - 77,666.66                 44 - 50,999.86                  84 - 24,333.06
 5 - 76,999.99                 45 - 50,333.19                  85 - 23,666.39
 6 - 76,333.32                 46 - 49,666.52                  86 - 22,999.72
 7 - 75,666.65                 47 - 48,999.85                  87 - 22,333.05
 8 - 74,999.98                 48 - 48,333.18                  88 - 21,666.38
 9 - 74,333.31                 49 - 47,666.51                  89 - 20,999.71
10 - 73,666.64                 50 - 46,999.84                  90 - 20,333.04
11 - 72,999.97                 51 - 46,333.17                  91 - 19,666.37
12 - 72,333.30                 52 - 45,666.50                  92 - 18,999.70
13 - 71,666.63                 53 - 44,999.83                  93 - 18,333.03
14 - 70,999.96                 54 - 44,333.16                  94 - 17,666.36
15 - 70,333.29                 55 - 43,666.49                  95 - 16,999.69
16 - 69,666.62                 56 - 42,999.82                  96 - 16,333.02
17 - 68,999.95                 57 - 42,333.15                  97 - 15,666.35
18 - 68,333.28                 58 - 41,666.48                  98 - 14,999.68
19 - 67,666.61                 59 - 40,999.81                  99 - 14,333.01
20 - 66,999.94                 60 - 40,333.14                 100 - 13,666.34
21 - 66,333.27                 61 - 39,666.47                 101 - 12,999.67
22 - 65,666.60                 62 - 38,999.80                 102 - 12,333.00
23 - 64,999.93                 63 - 38,333.13                 103 - 11,666.33
24 - 64,333.26                 64 - 37,666.46                 104 - 10,999.66
25 - 63,666.59                 65 - 36,999.79                 105 - 10,332.99
26 - 62,999.92                 66 - 36,333.12                 106 -  9,666.32
27 - 62,333.25                 67 - 35,666.45                 107 -  8,999.65
28 - 61,666.58                 68 - 34,999.78                 108 -  8,332.98
29 - 60,999.91                 69 - 34,333.11                 109 -  7,666.31
30 - 60,333.24                 70 - 33,666.44                 110 -  6,999.64
31 - 59,666.57                 71 - 32,999.77                 111 -  6,332.97
32 - 58,999.90                 72 - 32,333.10                 112 -  5,666.30
33 - 58,333.23                 73 - 31,666.43                 113 -  4,999.53
34 - 57,666.56                 74 - 30,999.76                 114 -  4,332.96
35 - 56,999.89                 75 - 30,333.09                 115 -  3,666.29
36 - 56,333.22                 76 - 29,666.42                 116 -  2,999.62
37 - 55,666.55                 77 - 28,999.75                 117 -  2,332.95
38 - 54,999.88                 78 - 28,333.08                 118 -  1,666.28
39 - 54,333.21                 79 - 27,666.41                 119 -    999.61
40 - 53,666.54                 80 - 26,999.74                 120 -    332.94


                                   SCHEDULE 1

                 SCHEDULE 2 OF AMENDMENT TO AGREEMENT AND LEASE
       BETWEEN STABILE & ASSOCIATES AND EDUCATION MANAGEMENT CORPORATION
                              DATED MARCH 31, 1980


I.     DEMOLITION

Removal of drop-ceiling, existing wall, wood shelving, wall coverings, carpet, plaster ceiling in the kitchen, quarry tile in the kitchen, refrigerator room, low-level partition, bulkhead and kitchen hood, existing duct work, bulk-head at the rear of the facility, marble floor in front of the elevators, counter and display case on the second floor and the removal of the restaurant store front on outside of building. The preparation of terrazzo flooring, the installation of a barrier to permit construction work, patching of holes in the cement floor and leveling of floors as required.

II.    SPECIAL DEMOLITION

The removal of two masonry walls, providing an opening to the elevator and an opening to the existing Gallery.

III.   MASONRY

Patching around two doorways in the basement and one on the first floor plus installing a block wall in the basement.

IV.    MISCELLANEOUS METALS AND MILLWORK

The lintels above the doors, the furnishing and erection of numerals and letters on the front of the building. The formica counter on the second floor, all doors and frames, the borrowed light frames, shelving and picture molding for the Gallery.

V.     CAULKING-SEALANTS

The ceiling of the outside bulk-heads at each of the two entrances of the building.

VI.    GLASS AND GLAZING

All of the new glass lights on the first and second floor as detailed on the blueprints.

VII.   FINISHED HARDWARE

Includes nine (9) hollow metal doors, six (6) regular door frames, three (3) special frames, twenty-three (23) sets of hardware, two (2) sets of special door closers, the re-keying of


                                   SCHEDULE 2
six (6) openings and new cylinder locks for the three (3) doors at the front entrance to the store area.

VIII.  SPRINKLERS

Move sprinklers as required on the first floor restaurant space, the second floor Registrar's Office, replacement of old heads in the loading dock, and the repair of the sprinkler pipe in the restaurant stairwell.

IX.    H.V.A.C.

This includes sheet-metal work, diffusers, new grills at the front windows, connecting the duct work of the existing Gallery to the existing air-conditioning unit in the restaurant area, but does not include any work in repairing or making operative the existing air-conditioning units.

X.     ELECTRICAL - INSIDE

Wiring of the exit lights, emergency lights, panel lights and track lighting, receptacles and the demolition of existing wiring as required to permit new doorways and entrances. Includes all fixtures, plates, etc. Changing of lighting arrangement in the Registrar's Office on the second floor.

XI.    CLEANING OF THE REAR ROOMS

This includes the cleaning of the restrooms, the mechanical room and the storage closet on the first floor.

XII.   ARCHITECTURAL FEE

Includes the general architectural services throughout the project including biding, periodic inspections and compliance reporting. Also including obtaining of the necessary work permits, the preparation of all blueprints and drawings as required by the tenant, landlord, City and general contractor.


                                   SCHEDULE 2

                 SCHEDULE 3 OF AMENDMENT TO AGREEMENT AND LEASE
       BETWEEN STABILE & ASSOCIATES AND EDUCATION MANAGEMENT CORPORATION
                              DATED MARCH 31, 1980

I.     CARPENTRY

The labor of installing the picture molding, doors, frames and borrowed light frames, counter on the second floor, and the capping of old plumbing lines.

II.    ACOUSTICAL CEILING, DRYWALL, AND PLASTERING

Scratch and brown coat the face of the building, acoustical tile ceilings and drywall/plaster all walls as detailed on blueprints.

III.   CARPETING AND RUBBER BASE

Install carpeting and rubber base throughout the existing restaurant area as detailed on blueprints.

IV.    CERAMIC TILE

Install ceramic tile on the face of the building in the restaurant area, cost also includes scaffolding as required, etc.

V.     WALL COVERINGS

Covering Gallery and offices with a vinyl wall covering. All other areas drywall finish. Drywalls will be sized for installation of vinyl. Painting ceramic tile on the face of the building.

VI.    TOILET ROOM ACCESSORIES

Various toilet room accessories to restore the facility.

VII.   ELECTRICAL OUTSIDE LIGHTING

Lighting of the sign "Art Institute of Pittsburgh" on the front of the building and the three (3) banners.

VIII.  COCO MATT

Coco Matt will be placed in front of the elevators in the entrance way to the Gallery.


                                   SCHEDULE 3

                 SCHEDULE 4 OF AMENDMENT TO AGREEMENT AND LEASE
       BETWEEN STABILE & ASSOCIATES AND EDUCATION MANAGEMENT CORPORATION
                              DATED MARCH 1, 1980

     The following drawings prepared by Klaus Associates show substantially all of the work listed in Schedules 2 and 3 to this Amendment. All drawings are originally dated "2-20-80" and have been revised as indicated.

A-B      (Basement Floor Plan, Elevation and Door Schedule) Revised 6-1-80

A-1      (First Floor Plan) Revised 2-22-80, 6-1-80

A-2      (Second Floor Plan and Elevation) Revised 3-21-80 4-21-80, 6-1-80

A-3      (Reflected Ceiling Plan and Lighting Fixture Schedule) Revised 6-1-80

A-4      (Details) Revised 6-1-80

A-5      (Penn Avenue Elevation and Details) Revised 6-1-80


                                   SCHEDULE 4